                                  EXHIBIT 23.2

                          Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Embrex, Inc. Incentive Stock Option and Nonstatutory Stock Option Plan of our report dated February 2, 1996, with respect to the consolidated financial statements of Embrex, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.







                                                           /s/ Ernst & Young LLP
                                                           Ernst & Young LLP


Raleigh, North Carolina
May 16, 1996